AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "**Agreement**") is made and entered into as of March 10, 2020, by and among Masterworks 002, LLC, a Delaware limited liability company (the "**Company**"), Masterworks Gallery, LLC, a Delaware limited liability company ("**Gallery**") and 6461230, LLC, a Delaware limited liability company and wholly owned subsidiary of Gallery ("**Merger Sub**" and, together with the Company and Gallery, the "**Parties**" and each individually a "**Party**").

RECITALS

WHEREAS, Merger Sub acquired an oil on canvass painting by Claude Monet, titled Coup de Vent, 1881 (the "**Painting**") at a Christie's International PLC auction on June 20, 2018 with the understanding that the Company would succeed to ownership of the Painting as a result of the transactions contemplated hereby; and

WHEREAS, prior to acquiring the Painting, Gallery obtained an appraisal from Winston Art Group, a copy of which is attached as Exhibit I hereto; and

WHEREAS, Merger Sub has not conducted any other material operating activities prior to the date hereof other than the acquisition of the Painting and has no other assets (other than the Painting) or any liabilities and shall not conduct any material activities or incur any liabilities prior to the consummation of the transactions contemplated hereby; and

WHEREAS, the Parties intend to effect a merger (the "**Merger**") of Merger Sub with and into the Company in accordance with this Agreement and the Delaware Limited Liability Company Act (the "**DLLC**"), with the Company to be the surviving company of the Merger;

WHEREAS, pursuant to and upon the effectiveness of the Merger, Merger Sub shall cease to exist as a separate legal entity and Gallery shall have the right to receive the merger consideration set forth in this Agreement, upon the terms and subject to the conditions set forth herein; and

WHEREAS, each of the Parties has approved the transactions contemplated hereby, including the Merger, in accordance with the applicable provisions of the DLLC, and upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, the Parties agree as follows:

1. The Merger. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, and in accordance with Section 18-209 of the DLLC, Merger Sub shall be merged with and into the Company, and the separate limited liability company existence of Merger Sub shall thereupon cease. The Company shall be the surviving company after the Merger (sometimes referred to herein as the "**Surviving Company**") and shall continue in existence as a limited liability company under the laws of the State of

Delaware and shall be governed by the DLLC and the Company LLC Agreement (as defined below).

2. Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "**Closing**") will take place at the offices of Gallery located at 497 Broome Street, New York, NY 10013 at 12:00 p.m. (Eastern Standard Time) on March 11, 2020, provided that the conditions set forth herein have been satisfied or waived (the "**Closing Date**"). As promptly as practicable on the Closing Date, the appropriate Parties shall cause the Merger to be consummated by filing a properly executed certificate of merger satisfying the requirements of the DLLC (the "**Certificate of Merger**") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLC, and the Parties shall take such other and further action as may be required by the DLLC to make the Merger effective. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the Parties and set forth in the Certificate of Merger in accordance with the DLLC (the "**Effective Time**").

3. Effects of the Merger. At and after the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the DLLC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Merger shall have the effects as set forth in Section 18-209(g) of the DLLC.

4. Certificate of Formation; Limited Liability Company Agreement.

   (a) Certificate of Formation. At the Effective Time, the certificate of formation of the Company as in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company, until thereafter duly amended as provided therein or by the DLLC.

   (b) Limited Liability Company Agreement. At the Effective Time, the limited liability company agreement of the Company (the "**Company LLC Agreement**") as of immediately prior to the Effective Time will be the liability company agreement of the Company of the Surviving Company, until thereafter duly amended as provided by the DLLC, the certificate of formation of the Surviving Company and such Company LLC Agreement.

5. Managers and Officers of the Surviving Company. The managers and officers of the Company immediately prior to the Effective Time shall be the managers and officers of the Surviving Company as of the Effective Time, until the same may be replaced in accordance with the provisions of the Company LLC Agreement or the DLLC.

6. Merger Consideration; Conversion and Exchange of Securities in the Merger.

   (a) The consideration payable to Gallery in respect of the Merger shall be the consideration as set forth in this Section 6(a), subject to the other terms and conditions herein:

      (i) At or following the Effective Time and subject to Section 6(a)(iii), the Company shall pay to Gallery an amount of cash equal to $6,224,266 (the "**Total Cash Consideration**") from the net proceeds of an offering pursuant to Regulation A under the Securities A of 1933, as amended, currently being conducted by the

Company (the "**Offering**"), pursuant to which the Company is offering for sale up to 342,325 Class A Ordinary Shares of the Company, having the rights and preferences as set forth in the circular related to the Offering and the Company LLC Agreement (the "**Class A Ordinary Shares**").

(ii) Notwithstanding the foregoing, if the Offering is terminated prior to the sale of 342,325 Class A Ordinary Shares, the Company shall pay to Gallery (1) all of the net cash proceeds of the Offering received by the Company ("**Net Cash Consideration**"), plus (2) a number of Class A Shares of valued at $20.00 per share such that the value of such Class A Ordinary Shares equals the amount of the positive difference between (i) $6,224,266 and (ii) the Net Cash Consideration (the "**Share Merger Consideration**"). If applicable, the Share Merger Consideration will only be issued to Gallery (or an affiliate of Gallery, at Gallery's request) if the Offering is terminated for any reason following the Effective Time and less than 100% of the Class A Ordinary Shares offered in the Offering have been sold and will be issued within two (2) business days of such termination.

(iii) The Total Cash Consideration or the Net Cash Consideration, as applicable, together with the Share Merger Consideration, if applicable, shall be referred to as the "**Merger Consideration.**"

(iv) The Total Cash Consideration or the Net Cash Consideration, as applicable shall be payable upon the closing of the Offering, provided that in the event there are multiple closings of the Offering, 91% of the net cash proceeds, if any, from each such closing shall be payable within one (1) business day of such closing as partial payment of the Total Cash Consideration or the Net Cash Consideration, as applicable.

(v) At the Effective Time, the Company shall issue Gallery a non-interest bearing promissory note in the amount equal to the Merger Consideration (as defined below), less any amount of the Merger Consideration paid at or prior to the Effective time, if any, to evidence the obligations hereunder, without duplication, which note shall be payable as set forth herein with respect to the Merger Consideration.

(vi) Class A Ordinary shares representing Share Merger Consideration shall contain a customary restrictive legend indicating that such securities are restricted securities under the Securities Act of 1933, as amended.

(b) Subject to the terms and conditions of this Agreement, by virtue of the Merger and without the need for any further action on the part of any of the Parties, 100% of the membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right of Gallery to receive the applicable Merger Consideration.

7. Conditions to the Merger. The respective obligations of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by only by all of the Parties, in whole or in part, to the extent permitted by applicable law:

(a) No Order. No order, injunction, judgment or decree issued by any court of competent jurisdiction or other governmental entity preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No law shall have been enacted, entered, promulgated or enforced by any court or governmental entity that prohibits or makes illegal the consummation of transactions contemplated by this Agreement.

(b) Other Government Approval. Approval of other governmental entities required to effect the transactions contemplated by this Agreement shall have been received by the Parties.

(c) Title to Painting. Merger Sub shall have good and marketable title to the Painting, free and clear of all liens and encumbrances.

(d) No Indebtedness. As of and immediately prior to the Effective Time, Merger Sub shall have no indebtedness or obligations of any kind whatsoever, other than obligations pursuant to this Agreement.

(e) Member Approval.

(i) The approval of the member(s) of Merger Sub holding at least 50% of the then-current percentage or other interest in the profits of Merger Sub owned by all of the members of Merger Sub with respect to this Agreement and the transactions shall have been obtained and remain in full force and effect.

(ii) The approval of the member(s) of the Company holding at least 50% of the then-current percentage or other interest in the profits of the Company owned by all of the members of the Company shall have been obtained and remain in full force and effect.

(iii) True-Up. As consideration for Gallery sourcing the Painting and committing to finance the acquisition of the Painting by Merger Sub in contemplation of the transactions contemplated by this Agreement, Gallery will be entitled to receive from the Surviving Company a true-up amount equal to 10% of the purchase price of the Painting, or $622,234 (the "**True-Up**"). The True-Up shall be payable in cash upon the closing of the Offering, provided that if the Offering is terminated prior to the sale of 342,325 Class A Ordinary Shares of the Company, the True-Up shall consist of a combination of (i) cash proceeds of the Offering paid in accordance with this Section 8 ("**Cash True-Up Consideration**"), *plus* (ii) a number of Class A Ordinary Shares valued at $20.00 per share such that the value of such Class A Ordinary Shares equals the amount of the positive difference between (i) $622,234 and (ii) the Cash True-Up Consideration paid to Gallery (the "**Share True-Up Consideration**"). The Cash True-Up Consideration shall be payable upon the closing of the Offering, provided that in the event there are multiple closings of the Offering, 9% of the net cash proceeds, if any, from each such closing shall be payable within one (1) business day of such closing as partial payment of the True-Up. Share True-Up Consideration will only be issued to Gallery (or an affiliate of Gallery, at Gallery's request) if the Offering is terminated for any reason following the Effective Time and less than 100% of the Class A Ordinary Shares offered in the Offering have been sold and will be issued within two (2) business days of such termination. Class A Ordinary shares representing Share True-Up Consideration shall contain a customary restrictive

legend indicating that such securities are restricted securities under the Securities Act of 1933, as amended.

8. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual written agreement of the Parties.

9. Entire Agreement; Amendments and Waivers. This Agreement and the documents and instruments and other agreements among the Parties referenced herein, and Exhibits hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not the same or similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

10. Headings; Severability. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision herein is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein be consummated as originally contemplated to the greatest extent possible.

11. Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including all legal, accounting, tax and financial advisory, consulting, investment banking and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of Gallery.

12. Governing Law; Jurisdiction; Waiver of Jury Trail.

    (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

    (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND

AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(c).

13. No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, scanned pages or electronic signature shall be effective as delivery of a manually executed counterpart to this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Agreement, or caused this Agreement to be executed and delivered by its duly authorized representative, as of the date first written above.

MASTERWORKS GALLERY, LLC

By: /s/ Josh Goldstein
Name: Josh Goldstein
Title: General Counsel

6461230, LLC

By: MASTERWORKS GALLERY, LLC, as sole member:

By: /s/ Josh Goldstein
Name: Josh Goldstein
Title: General Counsel

MASTERWORKS 002, LLC

By: /s/ Josh Goldstein
Name: Josh Goldstein
Title: General Counsel

EXHIBIT I

(APPRAISAL ATTACHED)

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:49 AM 03/12/2020
FILED 10:49 AM 03/12/2020
SR 20202089454 - File Number 6981736

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Masterworks 002, LLC, and the name of the limited liability company being merged into this surviving limited liability company is 6461230, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Masterworks 002, LLC.

FOURTH: The merger is to become effective at 12:00 p.m. on March 12, 2020.

FIFTH: The Agreement of Merger is on file at 497 Broome Street, New York, NY 10013, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to the signed by an authorized person, the 10th day of March, A.D. 2020.

By: Josh Goldstein
Authorized Person

Name: Josh Goldstein
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Title: General Counsel